AGREED FORM



                        DATED                  1999



                     [RELEVANT GLYNWED COMPANY] LIMITED

                                    and

                         GLYNWED PROPERTIES LIMITED

                                    and

                        NIAGARA LASALLE (UK) LIMITED

                                    and

                            NIAGARA CORPORATION



                      ________________________________

                              OPTION AGREEMENT

                     relating to [freehold][leasehold]
                                property at
                      ________________________________







                               ALLEN & OVERY
                                   London
                                PY:296092.4



                                  CONTENTS


 CLAUSE                                                                PAGE

 1.   INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 2.   OPTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
 3.   EXERCISE OF THE OPTION . . . . . . . . . . . . . . . . . . . . . .  4
 4.   REGISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
 5.   GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 6.   THE PARTIES' SOLICITORS  . . . . . . . . . . . . . . . . . . . . .  6
 7.   ANNOUNCEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 8.   VAT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
 9.   GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
 10.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
 11.  GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . . . . . .  9



 SCHEDULES

 1.   The Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .
 2.   Purchase Document  . . . . . . . . . . . . . . . . . . . . . . . . .
 3.   Terms of the sale  . . . . . . . . . . . . . . . . . . . . . . . . .



 THIS AGREEMENT is made on                                 , 1999

 BETWEEN:


 (1)  [RELEVANT GLYNWED COMPANY] LIMITED (registered number [          ])
      whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham (the "Seller");

 (2) GLYNWED PROPERTIES LIMITED (registered number 254047) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham ("Glynwed"); and

 (3) NIAGARA LASALLE (UK) LIMITED (registered number 3725308) whose registered office is at 1st Floor, Bouverie House, 154 Fleet Street, London, EC4A 2DQ (the "Buyer"); and

 (4) NIAGARA CORPORATION a corporation organised and existing under the laws of the State of Delaware whose principal office is at 667 Madison Avenue, New York, 10021, USA (the "GUARANTOR").

 IT IS AGREED as follows:

 2.   INTERPRETATION

 (1)  In this agreement:-

      "AGREED FORM" means, in relation to any document, the form of that document which has been initialed for the purpose of identification by the Seller's solicitors and the Buyer's solicitors with such changes as the Seller and the Buyer may agree in writing before completion;

      "BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks are generally open in London for normal business;

      "BUYER" means the Buyer and its successors in title;

      "BUYER'S GROUP" means the Buyer and its subsidiaries at the relevant time;

      "BUYER'S SOLICITORS" means Paisner & Co of Bouverie House, 154 Fleet Street, London EC4A 2DQ;

      "CLEARING BANK" means a bank which is a member of CHAPS Clearing Company Limited;

      "CONSENT" means in relation to each Leasehold Part (if any) the consent of the Landlord and any superior landlord to the assignment or transfer of the Leasehold Part to the Buyer;

      "COVENANTS" means the covenants affecting and binding the Property, including, without limitation, all covenants referred to the property register and the charges register of the title to the Property where the Property is registered (excluding financial charges) and (where there are Leasehold Parts) the Leasehold Obligations;

      [Paynes Lane only - "DEED OF GRANT" means in relation to the Red Land the deed of grant annexed to this agreement marked "A" and in relation to the Green Land the deed of grant annexed to this agreement marked "B" and "DEEDS OF GRANT" means both of them;]

      [Paynes Lane only - "GREEN LAND" means the part of the Property at Paynes Lane, Rugby shown edged green on the plan attached to the Deeds of Grant;]

      "LANDLORD" means, in relation to each Leasehold Part (if any), the person entitled to the reversion immediately expectant on the determination of the term granted by the relevant Superior Lease;

      "LEASE" means the lease of the Property of even date herewith and made between the same parties as to this Agreement;

      "LEASEHOLD OBLIGATIONS" means in relation to the Leasehold Parts (if any), the covenants by the tenant and the conditions contained in the Superior Leases;

      "LEASEHOLD PARTS" means the leasehold parts of the Property specified in Part 2 of Schedule 1 (if any) and "LEASEHOLD PART" means any of them;

      "LEASE RENEWAL DEED" means the deed in respect of the Property of even date herewith and made between the same parties as to this Agreement;

      "OPTION" means the option granted by the Seller to the Buyer in clause
      2;

      "PROPERTY" means the property specified in Part 1 and [(where relevant) Part 2 of Schedule 1];

      "PROPERTY AGREEMENT" means the agreement dated                 , 1999
      between Glynwed Property Management Limited (1) Glynwed Properties Limited (2) Niagara LaSalle (UK) Limited (3) Niagara Corporation (4) and Glynwed International plc (5);

      "PURCHASE DOCUMENT" means the document headed "Purchase Document" signed by or on behalf of the Seller on the date of this agreement which is in the form specified in Schedule 2;

      [Paynes Lane only - "RED LAND" means the part of the Property at Paynes Lane, Rugby shown edged red on the plan attached to the Deeds of Grant;]

      "RENTS" means, in relation to the Leasehold Parts, the rents (including further or additional rents) reserved by the Superior Leases;

      "RIGHTS" means the rights of third parties affecting and binding the Property, excluding financial charges but including, without limitation, the rights specified in the property register and the charges register of the title to the Property, where the title is registered;

      "SALE OF BUSINESS AGREEMENT" means the agreement dated
                                1999 between Glynwed Steels Limited (1)
      Glynwed International plc (2) Niagara LaSalle (UK) Limited (3) and Niagara Corporation (4);

      "SELLER" means the Seller and its successors in title to the Property;

      "SELLER'S GROUP" means Glynwed International plc and its subsidiaries at the relevant time;

      "SELLER'S SOLICITORS" means Allen & Overy or, on service of notice under clause 5, the solicitor or firm of solicitors named in that notice;

      "SELLER'S SOLICITORS' ADDRESS" means One New Change, London EC4M 9QQ or, on service of notice under clause 5, the address specified in that notice;

      "the SIDE DEED" means a deed in respect of the Property of even date herewith and made between the same parties as to this Agreement;

      "SUPERIOR LEASES" means in relation to the Leasehold Parts (if any), the lease or leases under which it or they is or are held (as more particularly described in Part 2 of Schedule 1) and includes every deed varying the lease or leases and every licence granted under the lease or leases and "Superior Lease" means any of them;

      "VAT" means value added tax.

 (2)  In this agreement:

      (a) references to a person include a body corporate and an unincorporated association of persons;

      (b) references to a natural person include his estate and personal representatives; and

 (3) Any reference, express or implied, to an enactment includes references to:

      (a) that enactment as amended, extended or applied by or under any other enactment (before or after the signature of this agreement);

      (b) any enactment which that enactment re-enacts (with or without modification); and

      (c) any subordinate legislation made (before or after the signature of this agreement) under that enactment, as amended, extended or applied as described in paragraph (a) above or under any enactment referred to in paragraph (b) above.

 (4) Sub-clauses (1) to (3) above apply unless the contrary intention appears.

 (5)  The headings in this agreement do not affect its interpretation.

 3.   OPTION

 (1) In consideration of the Buyer today entering into the Lease the Seller grants and Glynwed confirms its consent to the grant to the Buyer of the option of purchasing the Property subject to the matters referred to in paragraph 5 of Schedule 3 at a price of [SELLING PRICE FROM THE PROPERTY AGREEMENT].

 (2) The Option shall not be exercisable after the termination or after any renewal of the Lease.

 4.   EXERCISE OF THE OPTION

 (1) On the date of this agreement the Seller has signed the Purchase Document and delivered it to the Buyer with the part of this agreement signed by the Seller.

 (2) The Buyer may exercise the Option by completing and signing the Purchase Document and delivering it to the Seller's solicitors accompanied by a bank draft issued by a Clearing Bank or a telegraphic transfer in favour of the Seller's solicitors for the deposit of [10% OF SELLING PRICE] so as to be received by the Seller's solicitors at the Seller's solicitors' address not later than 2 p.m. on the date which is three months before the date on which the term of the Lease expires (such deposit to be held by the Seller's solicitors as stakeholders).

 (3) If the Option is exercised the Seller shall sell and the Buyer shall purchase the Property at the price of [SELLING PRICE] and on the terms specified in Schedule 3.

 (4) Time shall be of the essence of the contract in respect of the periods of time mentioned in sub-clause (2).

 [(5) Paynes Lane, Rugby only - if the Option is exercised then the Seller and the Buyer shall also complete the appropriate Deed of Grant in respect of either the Red Land or the Green Land on the Completion Date provided that no Deed of Grant shall be completed if the Buyer exercises its option to purchase both the Red Land and the Green Land on the same date]

 [(6) Victoria Steel Works, Bull Lane, Moxley only - the transfer of the
      Property shall contain the following provision:

      "The Transferor hereby assigns to the Transferee absolutely the benefit of the option to acquire the freehold reversion to the Leasehold Part as is contained in the lease, particulars of which are set out in Part 2 of Schedule 1 of this agreement]

 5.   REGISTRATION

 (1) The Buyer shall submit a valid application for registration of this Option against the Seller's title to the Property within ten days of completion of this Option and will use all reasonable endeavours to achieve such registration and will keep the Seller's solicitors informed of progress on a regular basis and will send the Seller's solicitors evidence of completion of the registration provided that if such application for registration has not been submitted within six months of the date of completion the Seller's solicitors may submit the application, at the cost of the Buyer.

 [(2) Blackbrook Road Dudley only.

      In relation to the part of the Property registered under title number WM159185 for which the Seller will apply for a replacement land certificate, the provisions of sub-clause (1) above shall only apply once the Seller or the Seller's solicitors have notified the Buyer's solicitors of the replacement title number.]

 (3)  The Seller consents to the Buyer noting this agreement against title
      number [                       ] being the registered title to the
      Property and shall forthwith lodge the Land Certificate relating to the Property at the Land Registry to enable this to be done.

 (4) If the Option is not exercised within the time period referred to in clause 3 the Buyer shall procure forthwith the cancellation of any registration at the Land Registry or the Land Charges Registry made by or on behalf of the Buyer to protect the Option. The Buyer irrevocably and by way of security appoints the Seller to be its attorney to apply for and procure the cancellation but only in the circumstances where the Buyer must cancel the registration under this sub-clause and has failed to do so within one month of the date by which it is obliged to do so.

 6.   GUARANTEE

      In consideration of the Seller entering into this Agreement at the Guarantor's request, the Guarantor guarantees to the Seller the obligations and liabilities of the Buyer under this Agreement the guarantee to be in the form of clause 8 of the Property Agreement with the amendments necessary to ensure that the guarantee applies to this Agreement.

 7.   THE PARTIES' SOLICITORS

      At any time and from time to time either party may serve notice on the other that:

      (a) the party's solicitors' address has changed to another address in England or Wales as specified in the notice; or

      (b) the identity of the party's solicitors has changed to another solicitor or firm of solicitors (not being an officer or employee of the Seller or the Buyer or the Guarantor) with an address in England or Wales both as specified in the notice.

 8.   ANNOUNCEMENTS

      No party shall make, or permit any member of the Seller's Group or the Buyer's Group (as the case may be) to make, any announcement concerning the subject matter of this agreement or any ancillary matter before, on or after exercise or expiry of the Option except:

      (1) as required by law or by any regulatory body including in the case of the Guarantor, the United States Securities and Exchange Commission or the NASDAQ Stock Market and in the case of the Seller, the London Stock Exchange; or

      (2) without the written approval of the other party, such approval not to be unreasonably withheld or delayed.

 9.   VAT

 (1) If any VAT is chargeable in respect of any supply made by the Seller under or pursuant to this agreement, the Buyer shall pay the amount of that VAT to the Seller by way of additional consideration on completion against issue of a proper VAT invoice by the Seller.

 (2) Without limiting sub-clause (1) above, each amount stated as payable by the Buyer under or pursuant to this agreement is exclusive of VAT (if any) and is to be construed as a reference to that amount plus any VAT in respect of it.

 (3) For the avoidance of doubt, any VAT payable on the deposit shall be paid by the Buyer to the Seller when the deposit is paid.

 10.  GENERAL

 (1) Each of the obligations undertaken by any party under this agreement (excluding any obligation fully performed on exercise or expiry of the Option) shall continue in force after exercise or expiry of the Option.

 (2) The rights and obligations of the Buyer under this agreement may be assigned to a permitted assignee of the Lease at the same time as a permitted assignment of the Lease.

 (3) Where the Buyer or the Seller or the Guarantor is more than one person:

      (a) those persons shall be jointly and severally responsible in respect of every obligation undertaken by them under this agreement; and

      (b) the Seller may release or compromise the liability of any of those persons under this agreement or grant any time or other indulgence without affecting the liability of any other of them.

 (4) This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

 (5) This agreement, the Lease, the Renewal Deed, the Side Deed and the Property Agreement and any documents referred to in them contain the whole agreement between the parties relating to the transaction contemplated by this agreement and supersede all previous agreements between the parties relating to this transaction.

 (6) The Buyer acknowledges that in agreeing to enter into this agreement the Buyer has not relied on any representation, warranty, or other assurance except those set out in this agreement and relevant warranties, representations or assurances contained or referred to in the main Sale of Business Agreement and the Seller's solicitors' written replies to the Buyer's solicitors' written enquiries before contract but nothing in this sub-clause shall limit or exclude any liability for fraud.

 11.  NOTICES

      Where the Buyer is Niagara Lasalle (UK) Limited the notice provisions set out in sub-paragraph A below shall apply to any notice served under this Agreement, such notice provisions being personal to Niagara Lasalle (UK) Limited. At any other time the notice provisions set out in sub-paragraph B below shall apply.

 A. (1) Any notice or other document to be served under this agreement may be delivered or sent by post to the party to be served as follows:

           (a) to the Seller at the address set out in this Agreement marked for the attention of the Company Secretary;

           (b)  to the Buyer at

                Victoria Steel Works
                Bull Lane
                Moxley
                Wednesbury
                West Midlands    WS10 8RS

                marked for the attention of Tony Bagshaw;

           (c)  to the Guarantor at:

                667 Madison Avenue
                New York, 10021
                USA

           or at such other address as it may have notified to the other party in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid registered airmail (if elsewhere).

      (2) Any notice or other communication shall be deemed to have been duly given:

           (a) if delivered personally, when left at the address referred to in subclause (1); or

           (b) if sent by recorded mail other than airmail, two days after posting it; or

           (c)  if sent by registered airmail, six days after posting it,

           provided always that a notice given in accordance with the above but received on a day which is not a Business Day or after business hours on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

 B(1) Any notice or document to be served under this agreement shall be in writing and may be delivered or sent by post or facsimile process to the party to be served at its address appearing in this agreement or at such other address or facsimile number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

 (2) Any notice or document (other than the Purchase Document) shall be deemed to have been served:

      (a)  if delivered, at the time of delivery; or

      (b) if posted, at 10.00 am on the second working day after it was put into the post, if sent within the United Kingdom, or at 10.00 am (local time at the place of destination) on the fifth working day after it was put into the post, if sent by airmail; or

      (c) if sent by facsimile process, at the end of two hours after the time of despatch, if despatched before 3.00 pm (local time at the place of destination) on any working day, and in any other case at 10.00 am (local time at the place of destination) on the next working day after the date of despatch.

 (3) In proving service of a notice or document (other than the Purchase Document) it shall be enough to prove that delivery was made, or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message was properly addressed and despatched, as the case may be.

 12.  GOVERNING LAW AND JURISDICTION

 (1) This agreement is governed by and shall be construed in accordance with English law.

 (2) The Guarantor submits to the jurisdiction of the English courts for all purposes relating to this agreement and appoints the Buyer's solicitors, Paisner & Co of Bouverie House, 154 Fleet Street, London EC4A 2DQ (or such other solicitors as shall subsequently be notified in writing to the Seller) as its agent for service of process with respect thereto.


 AS WITNESS the hands of duly authorized representatives of the parties on the date which appears first on page 1.



                                 SCHEDULE 1

                                THE PROPERTY

                             PART 1 - FREEHOLD

          [RELEVANT DESCRIPTION TO BE INSERTED FOR EACH PROPERTY]

                             PART 2 - LEASEHOLD

           [RELEVANT DESCRIPTION TO BE INSERTED FOR EACH PROPERTY]

                                 SCHEDULE 2

                             PURCHASE DOCUMENT

 By this document  [RELEVANT GLYNWED COMPANY] LIMITED (registered number [
           ]) whose registered office is at Headland House, New Coventry Road, Sheldon, Birmingham (the "SELLER") irrevocably binds itself to sell the property (the "PROPERTY") described in Schedule 1 of an option
 agreement (the "AGREEMENT") made on                   1999 between the
 Seller, Niagara LaSalle (UK) Limited (registered number 3725308) whose
 registered office is at [                         ] (the "BUYER") and
 Niagara Corporation a corporation organised and existing under the laws of the State of Delaware whose principal office is at 667 Madison Avenue, New York, 10021, USA (the "GUARANTOR") at the price specified in clause 2 of the Agreement and on the terms specified in Schedule 3 of the Agreement which are incorporated in this document provided that the Buyer exercises the option to buy the Property granted by clause 2 of the Agreement strictly in accordance with clause 3(2) of the Agreement.

 Dated               1999


 ______________________________
 Director duly authorised for
 and on behalf of the Seller


           Limited (registered number                 ) whose registered
 office is at (being the person presently entitled to the benefit of the option granted by clause 2 of the Agreement) gives notice of its exercise of the option and agrees to buy the Property at the price and on the terms set out above.


 Dated               19


 ____________________________
 Duly authorized for and
 on behalf of the Buyer


                                 SCHEDULE 3

                             TERMS OF THE SALE



 1.   INTERPRETATION AND SALE

 (1) The terms of clause 1 of this Agreement are incorporated into this schedule to the same effect as if set out in full.

 (2) The Seller agrees to sell and the Buyer agrees to buy the Property at the price specified in clause 2 of the Agreement.

 (3)  The Seller shall  transfer the Property  with full title guarantee.

 (4) The transfer shall state that it is subject to every matter subject to which the Property is sold by virtue of this agreement.

 2.   SUB-SALES

      The Seller shall not be obliged to transfer the Property or any part of it to any person other than the Buyer or a member of the Buyer's Group, or an assignee of this Agreement or at a price divided between different parts of the Property or in more than one parcel or by more than one transfer.

 3.   TITLE

      The Seller's title is registered with [               ] title under
      title number [          ] in the [                       ] District
      Land Registry.

      [OR]

      Title shall be deduced and shall commence with a [conveyance on sale]
      dated [           ] 19[  ] between [                   ].

 4.   COVENANTS AND RIGHTS

      The Property is sold subject to the Covenants and the Rights. The Leasehold Parts are sold subject to the Rents and the Leasehold Obligations. The Buyer shall not raise any enquiry, objection or requisition in respect of the Covenants, the Rights, the Rents or the Leasehold Obligations (save in respect of matters arising between the date of this Agreement and the date of completion of the sale contemplated by this Agreement).

 5.   VACANT POSSESSION

      The Property is sold subject to the Lease and any other interest in the Property created by the Buyer.

 6.   LICENCE TO ASSIGN

 (1) This clause applies to each Leasehold Part in relation to which the Consent must be obtained in order that it may be effectually and lawfully assigned or transferred to the Buyer.

 (2) The Seller and the Buyer shall each use reasonable endeavours to obtain the Consent as soon as possible, but the Seller may not be required to make any payment, charge any assets, enter into any commitment, give any guarantee or provide any security. If the Consent is not granted within three months of the application for Consent being made, the Seller will at the reasonable request and at the joint equal cost of the Buyer and the Seller commence proceedings, including (without limitation), proceedings for a declaration that the Consent is being unreasonably withheld provided that the Buyer shall provide reasonable security for its share of the costs prior to commencement of proceedings if reasonably required by the Seller.

 (3)  The Buyer shall:

      (a) supply promptly to the Seller such information, including accounts for the last three years and references, as may reasonably be required by the Landlord or any superior landlord in connection with the application for the Consent;

      (b) comply with all reasonable requirements which, by the terms of the Superior Lease or any superior lease, the Landlord or any superior landlord is entitled to impose on a prospective assignee of the Superior Lease as a condition of granting the Consent;

      (c) if reasonably required by the Landlord or by any superior landlord as a condition of granting the Consent, covenant directly with the Landlord to pay the Rents and to observe and perform the Lease Obligations and with each superior landlord to observe and perform the covenants on the part of the tenant (other than the covenant to pay rent) and the conditions contained in the relevant superior lease;

      (d) if reasonably required by the Landlord as a condition of granting the Consent, provide such reasonable security for payment of the Rents and observance and performance of the Lease Obligations as the Landlord may reasonably require (including, without limitation reasonable, guarantees and rent deposits).

 (4) If the Consent has not been obtained by twelve months from the Completion Date notwithstanding that the Buyer has taken all reasonable steps to obtain the Consent, including court proceedings, at any time after that date the Buyer shall have the right, at its option, to either:

      (a) simultaneously complete the purchase of the part of the Property which is freehold and take an assignment of the Lease of the Leasehold Part of the Property; or

      (b) request the Seller to apply for the landlord of the Superior Lease's consent to the grant of an underlease of the Leasehold Part of the Property such underlease to be on the same terms as the Superior Lease in all respects (excluding the duration of the term and with the addition of guarantee provisions to be agreed between the parties, acting reasonably) for the residue of the term under the Superior Lease less one day, such underlease to be granted to the Buyer as tenant and to be guaranteed by the Guarantor. The provisions of sub-clauses (2) and (3) above shall apply to any such application for consent and upon the grant of such consent the Seller and Buyer shall simultaneously complete the purchase of the freehold part of the Property and the underlease of the Leasehold Part of the Property.

 (5) If the Consent or the consent to underlet has not been obtained by the end of the term under the Lease (howsoever determined) the Buyer shall on that date have the right, at its option, to simultaneously complete the purchase of the freehold part of the Property and either the assignment of the Lease of the Leasehold Part of the Property or an underlease of the Leasehold Part of the Property such underlease to be on the same terms as set out in clause (4) above, but if the transfer and either the assignment or underlease are not completed on that date the Option will expire and the Buyer will lose its right to purchase the Property and the Landlord shall not be obliged to continue its application for the landlord's consent to the assignment or underlease of the Leasehold Part of the Property and the Buyer shall vacate the Property forthwith.

 (6) The reasonable costs and expenses of the Landlord, any superior landlord and the mortgagees of any of them (including VAT) in connection with the application for the Consent (including the cost of any court proceedings shall be borne equally by the Seller and the Buyer, whether or not the Consent is granted.

 7.   TRANSFER

 (1) The transfer to the Buyer shall be executed in duplicate. The original and the duplicate of the transfer shall be stamped and the duplicate denoted against the original by the Buyer's solicitors at the expense of the Buyer. After stamping the Buyer's solicitors shall forthwith return the duplicate to the Seller's solicitors.

 (2) The transfer shall contain a covenant by the Buyer by way of indemnity only and not further or otherwise with the Seller that the Buyer and the persons deriving title under the Buyer will:

      (a) observe and perform the Covenants and keep the Seller indemnified from all proceedings, costs, claims and expenses on account of any breach of any of the Covenants;

      (b) in relation to the Leasehold Parts, a covenant that the Seller shall not be liable under any of the covenants set out in section 3 or section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Superior Leases concerning the condition of the Property; and

      (c) henceforth pay the Rents and all amounts becoming due (whether under the Superior Leases or by statute) in respect of value added tax on the Rents and observe and perform the Lease Obligations and keep the Seller indemnified from all proceedings, proper costs, claims and expenses on account of any omission to pay the Rents or the amounts in respect of value added tax on them or any breach of any of the Lease Obligations.

 (3) If on the date of the exercise of the Option the Buyer is Niagara Lasalle (UK) Limited the Guarantor must be a party to the transfer as Guarantor and the transfer will contain a guarantee by the Guarantor with the Seller that the Buyer will perform its obligations under the transfer, the guarantee to be in the form of clause 8 of the Property Agreement with the amendments necessary for it to refer to those obligations.

 (4) The transfer shall state that it is subject to every matter subject to which the Property is sold by virtue of this agreement.

 8.   COMPLETION

      The sale shall be completed at or before 1.00 pm on the date which is three months after the date the Option has been exercised (the "Completion Date") at the offices of the Seller's solicitors or as they may require. The Seller shall not be bound to complete otherwise than on a working day and otherwise than between 9.30 am and 5.30 pm.

 9.   STANDARD CONDITIONS OF SALE

 (1) Subject to the variations mentioned in sub-clause (2), the Standard Conditions of Sale (Third Edition) (excluding Conditions
      1.1.1(a)(ii), 1.2, 1.3, 1.4, 3.2.2, 3.2.3, , 5.1.1, 5.1.2, 5.2., 8.1.3
      and 8.3) are incorporated in this agreement so far as they:

      (a)  apply to a sale by private treaty;

      (b)  relate to freehold or leasehold property as appropriate; and

      (c)  are not inconsistent with the other clauses of this agreement.

 (2) The Standard Conditions of Sale (Third Edition) shall be varied as follows:

      (a)  add at the end of condition 2.2.1:

           "or by a direct credit to a bank account nominated by the seller's solicitor. The deposit shall be paid by a method which gives immediately available funds";

      (b) in condition 3.1.2(d) replace "except those maintained by H.M. Land Registry or its Land Charges Department or by Companies House" by "except, first, mortgages and, secondly, any entries on the register maintained by H.M. Land Registry not disclosed by office copy entries supplied before the date of the Option by the seller or his solicitors to the buyer or his solicitors";

      (c) at the end of condition 3.1.2 add new paragraphs (f) and (g) as follows:

           "(f) overriding interests as defined in Land Registration Act
                1925 Section 70(1) or (where the title to the Property is not registered) matters which would be overriding interests if the title were registered other than (in respect of those parts of the property sold with vacant possession) those referred to in Section 70(1)(g) of that Act;

           (g) all matters disclosed or reasonably to be expected to be disclosed by searches or as the result of enquiries, formal or informal, and whether made in person, by writing or orally by or for the buyer or which a prudent buyer ought to make";

      (d)  delete the second part of condition 3.3.2(b);

      (e)  replace condition 3.4.2 by the following:

           "The buyer will have no right of light or air over the retained land, and the seller shall have the rights over the property which a buyer of the retained land would have had if the seller had sold the retained land to that buyer at the same time as he sold the property to the buyer";

      (f)  in conditions 6.1.2 and 6.1.3 replace "2.00 pm" by "1.00 pm";

      (g)  replace  condition 6.7 by the following:

           "The money due on completion shall be paid by a method which gives immediately available funds. If it is not so paid, completion is to be treated, for the purposes only of conditions
           6.3 and 7.3, as taking place on the first working day after the date of payment when the money due on completion is immediately available funds in the hands of the seller";

      (h)  add the following at the end of condition 6.8.2(b):

           "or if the mortgagee has agreed to release the property from the mortgage on completion";

      (i) in condition 7.1.1 replace "or in the negotiations leading to it" by "or in the seller's solicitors' written replies to the buyer's solicitors' written pre-contract enquiries prior to the date of the Option Agreement";

 10.  ANNOUNCEMENTS

      No party shall make, or permit any member of the Seller's Group or the Buyer's Group (as the case may be) to make, any announcement concerning the subject matter of this agreement or any ancillary matter before, on or after exercise or expiry of the Option except:

      (1) as required by law or by any regulatory body including in the case of the Guarantor, the United States Securities and Exchange Commission or the NASDAQ Stock Market and in the case of the Seller, the London Stock Exchange; or

      (2) without the written approval of the other party, such approval not to be unreasonably withheld or delayed.

 11.  VAT

 (1) If any VAT is chargeable in respect of any supply made by the Seller under or pursuant to this agreement, the Buyer shall pay the amount of that VAT to the Seller by way of additional consideration on completion against issue of a proper VAT invoice by the Seller.

 (2) Without limiting sub-clause (1) above, each amount stated as payable by the Buyer under or pursuant to this agreement is exclusive of VAT (if any) and is to be construed as a reference to that amount plus any VAT in respect of it.

 (3) For the avoidance of doubt, any VAT payable on the deposit shall be paid by the Buyer to the Seller when the deposit is paid.

 12.  GENERAL

 (1) Each of the obligations undertaken by any party under this schedule to the agreement (excluding any obligation fully performed on exercise or expiry of the option) shall continue in force after exercise or expiry of the option.

 (2) The rights and obligations of the Buyer and the Guarantor under this agreement may not be assigned without the prior written consent of the Seller.

 (3)  Where the Buyer is more than one person:

      (a) those persons shall be jointly and severally responsible in respect of every obligation undertaken by them under this agreement; and

      (b) the Seller may release or compromise the liability of any of those persons under this agreement or grant any time or other indulgence without affecting the liability of any other of them.

 (4) This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement,

      and any party may enter into this agreement by executing a counterpart.

 (5) This agreement and the documents referred to in it contain the whole agreement between the parties relating to the transaction contemplated by this agreement and supersede all previous agreements between the parties relating to this transaction.

 (6) The Buyer acknowledges that in agreeing to enter into this agreement the Buyer has not relied on any representation, warranty, collateral contract or other assurance except those set out in this agreement and the Seller's solicitors' written replies to the Buyer's solicitors' preliminary enquiries. The Buyer waives all rights and remedies which, but for this sub-clause, might otherwise be available to it in respect of any such representation, warranty, collateral contract or other assurance, but nothing in this sub-clause shall limit or exclude any liability for fraud.

 13.  NOTICES

      Where the Buyer is Niagara LaSalle (UK) Limited and the Guarantor is Niagara Corporation the notice provisions set out in sub-paragraph A below shall apply to any notice served under this agreement, such notice provisions being personal to Niagara Lasalle (UK) Limited and Niagara Corporation. At any other time the notice provisions set out in sub-paragraph B below shall apply.

 A. (1) Any notice or other document to be served under this agreement may be delivered or sent by post or facsimile process to the party to be served as follows:

           (a) to the Seller at the address set out in this Agreement marked for the attention of the Company Secretary;

           (b)  to the Buyer at

                Victoria Steel Works
                Bull Lane
                Moxley
                Wednesbury
                West Midlands    WS10 8RS

                marked for the attention of Tony Bagshaw;

           (c)  to the Guarantor at:

                667 Madison Avenue
                New York, 10021
                USA

           or at such other address as it may have notified to the other party in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid registered airmail (if elsewhere).

      (2) Any notice or other communication shall be deemed to have been duly given:

           (a) if delivered personally, when left at the address referred to in subclause (1); or

           (b) if sent by recorded mail other than airmail, two days after posting it; or

           (c)  if sent by registered airmail, six days after posting it,

           provided always that a notice given in accordance with the above but received on a day which is not a Business Day or after business hours on a Business Day in the place of receipt will only be deemed to be given on the next Business Day in that place.

 B(1) Any notice or document to be served under this agreement (other than the Purchase Document) shall be in writing and may be delivered or sent by post or facsimile process to the party to be served at its address appearing in this agreement or at such other address or facsimile number as it may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

 (2) Any notice or document (other than the Purchase Document) shall be deemed to have been served:

      (a)  if delivered, at the time of delivery; or

      (b) if posted, at 10.00 am on the second working day after it was put into the post, if sent within the United Kingdom, or at 10.00 am (local time at the place of destination) on the fifth working day after it was put into the post, if sent by airmail; or

      (c) if sent by facsimile process, at the end of two hours after the time of despatch, if despatched before 3.00 pm (local time at the place of destination) on any working day, and in any other case at 10.00 am (local time at the place of destination) on the next working day after the date of despatch.

 (3) In proving service of a notice or document (other than the Purchase Document) it shall be enough to prove that delivery was made, or that the envelope containing the notice or document was properly addressed and posted as a prepaid first class recorded delivery letter or that the facsimile message was properly addressed and despatched, as the case may be.

 14.  GOVERNING LAW AND JURISDICTION

 (1) This agreement is governed by and shall be construed in accordance with English law.

 (2) The Guarantor submits to the jurisdiction of the English courts for all purposes relating to this agreement and appoints the Buyer's solicitors (or such other solicitors as shall subsequently be notified in writing to the Seller) as its agent for service of process with respect thereto.


 Signed by [                   )
 for] the Seller in the        )
 presence of:-                 )







 Signed by [                   )
 for] the Buyer in the         )
 presence of:-                 )






 Signed by [                   )
 for] the Guarantor in the     )
 presence of:                  )